July 30, 2007

Eric J. Kuhn

Chairman of the Board of Directors

Varsity Group Inc.

Re: Amendment to Employment Agreement

Dear Eric:

This letter agreement (this "Agreement") shall serve as amendment #2 to your employment agreement dated August 24, 1999 with Varsitybooks.com Inc. (your "Employment Agreement").

Effective as of August 1, 2007, you have agreed to reduce your salary to $15,000 per annum.

The foregoing amendment shall not constitute "Good Reason" as defined in Section 6(d)(ii) your Employment Agreement, and this Agreement shall not serve as a "Notice of Termination" under Section 6(c) of your Employment Agreement.

You agree that your Employment Agreement and this Agreement together constitute the entire agreement between you and the Company with respect to your employment with the Company, and agree that the terms of your Employment Agreement shall be incorporated herein as if restated in full. Please confirm your agreement by signing and counterpart to this letter.

Very truly yours

Varsity Group Inc.

By: /s/ Jim Craig

Jim Craig

Title: CEO

Confirmed and Agreed:

/s/ Eric J. Kuhn

Eric J. Kuhn